BCB Bancorp, Inc. Announces Third Quarter Earnings and Common Stock Dividend

BAYONNE, N.J. -- BCB Bancorp, Inc. (the "Company"), Bayonne, NJ (NASDAQ: BCBP – News), the holding company for BCB Community Bank (the "Bank"), announced net income for the three and nine months ended September 30, 2017.
Net income was $3.2 million for the three months ended September 30, 2017, compared with net income of $1.9 million for the three months ended September 30, 2016. Basic and diluted earnings per share were $0.25 for the three months ended September 30, 2017, compared with $0.15 for the three months ended September 30, 2016.

Net income was $8.6 million for the nine months ended September 30, 2017, compared with $5.5 million for the nine months ended September 30, 2016. Basic and diluted earnings per share were $0.71 and $0.70, respectively, for the nine months ended September 30, 2017, compared with $0.43 for the nine months ended September 30, 2016.
Thomas Coughlin, President and Chief Executive Officer, commented, "We are pleased with our sustained earnings growth and with the progress of the seven branches opened in 2016. In addition to 9.6% growth in total assets so far this year, our net income has increased 56% over the same nine-month period last year, and we are poised to finish the year with record earnings. Our management team is committed to executing key deliverables in accordance with our strategic plan and in keeping the momentum moving forward.
 "The issuance of 3,715,000 shares of the Company's common stock in September 2017 strengthened our capital position. The proceeds of the offering will be deployed in a controlled and effective manner to realize higher earnings and increased value for our shareholders.
"We are continuing to move forward with our merger with IA Bancorp, Inc. and are currently awaiting regulatory approvals and IAB shareholder approval. We are excited about the opportunity to further develop our existing markets in Jersey City and Edison, and further opportunities in Parsippany, Plainsboro and Hicksville, New York, three new, attractive markets for BCB.
Mr. Coughlin continued, "The Board of Directors unanimously declared a quarterly cash dividend of $0.14 per common share payable on November 17, 2017, with a record date of November 3, 2017. The continuation of our quarterly cash dividend reflects the continued confidence our Board has in our ability to deliver value and a competitive return to our shareholders while maintaining our standing as a well-capitalized financial institution based upon all quantitative measurements as defined by our regulatory agencies."
Results of Operations comparison for the Three Months Ended September 30, 2017 and 2016
Net income increased $1.3 million, or 68.1 percent, to $3.2 million for the three months ended September 30, 2017, compared with $1.9 million for the three months ended September 30, 2016. The increase in net income was primarily related to an increase in total interest income, a decrease in total interest expense, an increase in total non-interest income, and a decrease in total non-interest expense, partly offset by a higher provision for loan losses and a higher income tax provision for the three months ended September 30, 2017 as compared to the three months ended September 30, 2016.
Net interest income increased by $2.0 million, or 14.5 percent, to $15.6 million for the three months ended September 30, 2017 from $13.6 million for the three months ended September 30, 2016. The increase in net interest income resulted primarily from an increase in the average balance on total interest earning assets of $91.4 million, or 5.4 percent, to $1.779 billion for the three months ended September 30, 2017 from $1.687 billion for the three months ended September 30, 2016, as well as an increase in the average yield on total interest earning assets of 16 basis points, or 3.8 percent, to 4.36 percent for the three months ended September 30, 2017 from 4.20 percent for the three months ended September 30, 2016.
Interest income on loans receivable increased by $1.2 million or 7.0 percent, to $18.4 million for the three months ended September 30, 2017 from $17.2 million for the three months ended September 30, 2016. The increase was primarily attributable to an increase in the average balance of loans receivable of $167.3 million, or 11.6 percent, to $1.610 billion for the three months ended September 30, 2017 from $1.443 billion for the three months ended September 30, 2016, partly offset by a decrease in the average yield on loans receivable of 19 basis points, or 4.09 percent, to 4.57 percent for the three months ended September 30, 2017 from 4.76 percent for the three months ended September 30, 2016. The increase in the average balance of loans receivable was in accordance with the Company's growth strategy, which included growing the Bank's geographic footprint vis-à-vis our organic branching strategy and the hiring of seasoned loan and business development officers. The decrease in average yield on loans reflected the competitive price environment prevalent in the Company's primary market area on loan facilities, as well as the repricing downward of certain variable rate loans.

Interest income on equity and debt securities increased by $527,000 to $694,000 for the three months ended September 30, 2017 from $167,000 for the three months ended September 30, 2016. The increase was primarily attributable to an increase in the average balance of investment securities of $68.4 million, or 249.1 percent, to $95.8 million for the three months ended September 30, 2017 from $27.4 million for the three months ended September 30, 2016, and an increase in the average yield on investment securities of 48 basis points, or 19.8 percent, to 2.90 percent, for the three months ended September 30, 2017 from 2.42 percent for the three months ended September 30, 2016. The increase in the average balance and average yield of equity and debt securities resulted from employing excess cash to improve returns on earning assets and liquidity.
Interest income on other interest-earning assets decreased by $60,000, or 16.1 percent, to $313,000 for the three months ended September 30, 2017 from $373,000 for the three months ended September 30, 2016. The decrease was primarily attributable to a decrease in the average balance of other interest-earning assets of $144.3 million, or 66.5 percent, to $72.7 million for the three months ended September 30, 2017 from $217.0 million for the three months ended September 30, 2016 as well as an increase in the average yield of other interest-earning deposits of 103 basis points, or 149.8 percent, to 1.72 percent for the three months ended September 30, 2017 from 0.69 percent for the three months ended September, 30, 2016. The decrease in the average balance of other interest-earning assets related to a decrease in cash as funds were deployed for repayment of Federal Home Loan Bank ("FHLB") borrowings, purchases of investment securities and to fund loan growth, while the increase in the average yield primarily resulted from increases in the Fed Funds rate.
Total interest expense decreased by $302,000, or 7.3 percent, to $3.8 million for the three months ended September 30, 2017 from $4.1 million for the three months ended September 30, 2016. Despite an increase in the average balance of interest-bearing liabilities of $56.3 million, or 3.9 percent, to $1.484 billion for the three months ended September 30, 2017 from $1.428 billion for the three months ended September 30, 2016, the average cost of funds decreased 13 basis points, or 10.8 percent, to 1.03 percent for the three months ended September 30, 2017 from 1.16 percent for the three months ended September 30, 2016. The average balance of total deposit liabilities increased by $89.1 million, or 7.2 percent, to $1.333 billion for the three months ended September 30, 2017 from $1.244 billion for the three months ended September 30, 2016, and the average cost of deposits increased by 4 basis points, or 4.2 percent, to 0.93 percent for the three months ended September 30, 2017 from 0.89 percent for the three months ended September 30, 2016. The average balance of borrowings decreased by $32.8 million, or 17.8 percent, to $151.7 million for the three months ended September 30, 2017 from $184.5 million for the three months ended September 30, 2016, and the average cost of borrowings decreased 101 basis points, or 33.7 percent, to 1.97 percent, for the three months ended September 30, 2017 from 2.98 percent for the three months ended September 30, 2016. The net decrease in borrowings was primarily the result of scheduled repayments of high-cost Federal Home Loan Bank advances.
Net interest margin was 3.50 percent for the three-month period ended September 30, 2017 and 3.22 percent for the three-month period ended September 30, 2016. The improvement in the net interest margin was primarily the result of the repayment of higher cost FHLB borrowings in 2017, partly offset by competitive pressures in attracting new loans and deposits, as evidenced by a decline in the average yield on loans and a slight increase in the average cost of deposit liabilities.
The provision for loan losses increased by $812,000 to $511,000 for the three months ended September 30, 2017 from ($301,000) for the three months ended September 30, 2016. The negative provision for loan losses in the prior period reflects the excess specific provisions previously accrued on certain loans that were settled in that period. The provision for loan losses is established based upon management's review of the Company's loans and consideration of a variety of factors, including but not limited to: (1) the risk characteristics of the loan portfolio; (2) current economic conditions; (3) actual losses previously experienced; (4) the dynamic activity and fluctuating balance of loans receivable; and (5) the existing level of reserves for loan losses that are probable and estimable. During the three months ended September 30, 2017, the Company experienced $26,000 in net charge-offs compared to $447,000 in net charge-offs for the three months ended September 30, 2016. The Bank had non-performing loans totaling $17.0 million, or 1.03 percent, of gross loans at September 30, 2017 and $15.7 million, or 1.04 percent, of gross loans at December 31, 2016. The allowance for loan losses was $18.4 million, or 1.12 percent, of gross loans at September 30, 2017, $17.2 million, or 1.14 percent, of gross loans at December 31, 2016 and $17.6 million, or 1.21 percent, of gross loans at September 30, 2016. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in the aforementioned criteria. In addition various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the Company to recognize additional provisions based on their judgment of information available to them at the time of their examination. Management believes that the allowance for loan losses was adequate at September 30, 2017 and December 31, 2016.
Total non-interest income increased by $103,000, or 6.7 percent, to $1.6 million for the three months ended September 30, 2017 from $1.5 million for the three months ended September 30, 2016. The increase was primarily attributable to gains on sales on other real estate owned properties of $222,000 for the three months ended September 30, 2017 with no comparable sales for the three months ended September 30, 2016, a gain on sales of investment securities of $97,000 for the three months ended September 30, 2017 with no comparable sales for the three months ended September 30, 2016, a loss on bulk sale of impaired loans held in the portfolio of $88,000 for the three months ended September 30, 2016 with no comparable sale for the three months ended September 30, 2017. The increase in total non-interest income was partly offset by a decrease in gains on sale of loans of $178,000, or 24.8 percent, to 540,000, for the three months ended September 30, 2017 from $718,000 for the three months ended September 30, 2016, as well as a decrease in fees and service charges of $124,000, or 14.2 percent, to $749,000 for the three months ended September 30, 2017, from $873,000 for the three months ended September 30, 2016.

Total non-interest expense decreased by $1.0 million, or 8.5 percent, to $11.3 million for the three months ended September 30, 2017 from $12.3 million for the three months ended September 30, 2016. Salaries and employee benefits decreased by $822,000, or 12.2 percent, to $5.9 million for the three months ended September 30, 2017 from $6.7 million for the three months ended September 30, 2016, primarily related to a reduction in workforce over the last 12 months. Advertising expense decreased by $365,000, or 75.7 percent, to $117,000 for the three months ended September 30, 2017 from $482,000 for the three months ended September 30, 2016, partly related to advertising efforts with the opening of several de novo branches in 2016. Occupancy and equipment expense decreased by $154,000, or 7.0 percent, to $2.0 million for the three months ended September 30, 2017 from $ 2.2 million for the three months ended September 30, 2016, also related to costs associated with opening de novo branches in 2016. Regulatory assessment expense decreased by $111,000, or 25.9 percent, to $318,000 for the three months ended September 30, 2017 from $429,000 for the three months ended September 30, 2016, primarily related to lower FDIC rates. The decrease in total non-interest expense was partly offset by an increase in data processing expense of $345,000, or 96.4 percent, to $703,000 for the three months ended September 30, 2017 from $358,000 for the three months ended September 30, 2016, mainly attributable to credit adjustments related to the new core processing system in the prior year period. Other non-interest expense consisted of occupancy and equipment, director fees, regulatory assessments, other real estate owned (net), and other fees/expenses.
The income tax provision increased by $1.0 million or 86.2 percent, to $2.2 million for the three months ended September 30, 2017 from $1.2 million for the three months ended September 30, 2016. The increase in income tax provision was a result of higher taxable income during the three-month period ended September 30, 2017 as compared with the three months ended September 30, 2016. The consolidated effective tax rate for the three months ended September 30, 2017 was 40.0 percent compared to 39.7 percent for the three months ended September 30, 2016.
Results of Operations comparison for the Nine Months Ended September 30, 2017 and 2016
Net income increased $3.1 million, or 56.3 percent, to $8.6 million for the nine months ended September 30, 2017 compared with $5.5 million for the nine months ended September 30, 2016. The increase in net income was primarily related to increases in total interest income, a decrease in total interest expense, an increase in total non-interest income, and a decrease in non-interest expense, partly offset by an increase in the provision for loan losses and a higher income tax provision for the nine months September 30, 2017 as compared to the nine months ended September 30, 2016.
Net interest income increased by $4.6 million, or 11.3 percent, to $45.2 million for the nine months ended September 30, 2017 from $40.6 million for the nine months ended September 30, 2016. The increase in net interest income was primarily related to an increase in the average balance of total interest-earning assets of $80.0 million, or 4.8 percent, to $1.742 billion for the nine months ended September 30, 2017 as compared to $1.662 billion for the nine months ended September 30, 2016 as well as an increase in the average yield in total interest-earning assets of 9 basis points, or 2.0 percent, to 4.36 percent for the nine months ended September 30, 2017 from 4.27 percent for the nine months ended September 30, 2016.
Interest income on loans receivable increased by $2.0 million, or 3.9 percent, to $54.0 million for the nine months ended September 30, 2017 from $52.0 million for the nine months ended September 30, 2016. The increase was primarily attributable to an increase in the average balance of loans receivable of $126.5 million, or 8.8 percent, to $1.570 billion for the nine months ended September 30, 2017 from $1.443 billion for the nine months ended September 30, 2016, partly offset by a decrease in the average yield on loans receivable of 22 basis points, or 4.5 percent, to 4.58 percent for the nine months ended September 30, 2017 from 4.80 percent for the nine months ended September 30, 2016. The increase in the average balance of loans receivable was in accordance with the Company's growth strategy, which included the hiring of additional loan production and business development personnel and the opening of seven additional branches in 2016. The decrease in average yield on loans reflected the competitive price environment prevalent in the Company's primary market area on loan facilities, as well as the repricing downward of certain variable rate loans.
Interest income on equity and debt securities increased by $1.8 million to $2.1 million for the nine months ended September 30, 2017 from $291,000 for the nine months ended September 30, 2016. This increase in was primarily related to an increase in the average balance of investment securities of $77.0 million, or 487.4 percent, to $92.8 million for the nine months ended September 30, 2017 from $15.8 million for the nine months ended September 30, 2016, and an increase in the average yield of 54 basis points, or 22.2 percent, to 3.0 percent, for the nine months ended September 30, 2017 from 2.46 percent for the nine months ended September 30, 2016. The increase in the average balance and average yield of equity and debt securities resulted from employing excess cash to improve returns on earning assets and liquidity.

Interest income on other interest-earning assets decreased by $131,000, or 13.0 percent, to $874,000 for the nine months ended September 30, 2017 from $1.0 million for the nine months ended September 30, 2016. The decrease was primarily related to a decrease in the average balance on other interest-earning assets $123.4 million, or 60.9 percent, to $79.2 million for the nine months ended September 30, 2017 from $202.6 million for the nine months ended September 30, 2016, partly offset by an increase in the average yield of other interest-earning assets of 81 basis points, or 122.6 percent, to 1.47 percent for the nine months ended September 30, 2017 from 0.66 percent for the nine months ended September 30, 2016. The decrease in the average balance of other interest-earning assets related to a decrease in cash as funds were deployed for repayment of Federal Home Loan Bank ("FHLB") borrowings, purchases of investment securities, and to fund loan growth, while the increase in the average yield resulted primarily from increases in the Fed Funds rate.
Total interest expense decreased by $897,000, or 7.1 percent, to $11.7 million for the nine months ended September 30, 2017 from $12.6 million for the nine months ended September 30, 2016. Despite an increase in the average balance of interest-bearing liabilities of $59.5 million, or 4.2 percent, to $1.468 billion for the nine months ended September 30, 2017 from $1.409 billion for the nine months ended September 30, 2016, the average cost of funds decreased 13 basis points, or 10.9 percent, to 1.06 percent for the nine months ended September 30, 2017 from 1.19 percent for the nine months ended September 30, 2016. The average balance of total deposit liabilities increased by $100.9 million, or 8.4 percent, to $1.309 billion for the nine months ended September 30, 2017 from $1.208 billion for the nine months ended September 30, 2016, and the average cost of deposits increased 2 basis points to 0.90 percent for the nine months ended September 30, 2017 from 0.88 percent for the nine months ended September 30, 2016. The average balance of borrowings decreased by $41.4 million, or 20.6 percent, to $159.7 million for the nine months ended September 30, 2017 from $201.1 million for the nine months ended September 30, 2016, and the average cost of borrowings decreased 66 basis points, or 21.4 percent, to 2.42 percent for the nine months ended September 30, 2017 from 3.08 percent for the nine months ended September 30, 2016. The decrease in borrowings was primarily the result of scheduled repayments of high-cost Federal Home Loan Bank advances.
The net interest margin was 3.46 percent for the nine-month period ended September 30, 2017 and 3.26 percent for the nine-month period ended September 30, 2016. The improvement in the net interest margin was primarily the result of the repayment of higher cost FHLB borrowings in 2017, partly offset by competitive pressures in attracting new loans and deposits, as evidenced by a decline in the average yield on loans and a slight increase in the average cost of deposit liabilities.
The provision for loan losses increased by $1.9 million, to $1.8 million for the nine months ended September 30, 2017 from ($75,000) for the nine months ended September 30, 2016. The negative provision for loan losses in the prior period reflects the excess specific provisions previously accrued on certain loans that were settled in that period. The provision for loan losses is established based upon management's review of the Company's loans and consideration of a variety of factors, including but not limited to: (1) the risk characteristics of the loan portfolio; (2) current economic conditions; (3) actual losses previously experienced; (4) the dynamic activity and fluctuating balance of loans receivable; and (5) the existing level of reserves for loan losses that are probable and estimable. During the nine months ended September 30, 2017, the Company experienced $546,000 in net charge-offs compared to $377,000 in net recoveries for the nine months ended September 30, 2016. The Bank had non-performing loans totaling $17.0 million, or 1.03 percent, of gross loans at September 30, 2017 and $15.7 million, or 1.04 percent, of gross loans at December 31, 2016. The allowance for loan losses was $18.4 million, or 1.12 percent, of gross loans at September 30, 2017, $17.2 million, or 1.14 percent, of gross loans at December 31, 2016 and $17.6 million, or 1.21 percent, of gross loans at September 30, 2016.  The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in the aforementioned criteria. In addition various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the Company to recognize additional provisions based on their judgment of information available to them at the time of their examination. The increase in the allowance for loan loss reflected growth in the loan portfolio. Management believes that the allowance for loan losses was adequate at September 30, 2017 and December 31, 2016.
Total non-interest income increased by $1.3 million, or 27.2 percent, to $6.0 million for the nine months ended September 30, 2017 form $4.7 million for the nine months ended September 30, 2016. Total non-interest income increased primarily as a result of gains on sale of other real estate owned properties of $1.6 million for the nine months ended September 30, 2017 with no comparable gain for the nine months ended September 30, 2016, a loss on bulk sale of impaired loans held in the portfolio of $373,000 for the nine months ended September 30, 2016 with no comparable sale for the nine months ended September 30, 2017, an increase in other non-interest income of $235,000, or 326.4 percent, to $307,000 for the nine months ended September 30, 2017 from $72,000 for the nine months ended September 30, 2016, a gain on sale of investment securities of $97,000 for the nine months ended September 30, 2017 with no comparable sale for the nine months ended September 30, 2016, partly offset by a decrease in gains on sales of loans of $1.1 million, or 39.7 percent, to $1.6 million for the nine months ended September 30, 2017 from $2.7 million for the nine months ended September 30, 2016. The sales of loans and other real estate loans is generally based on market conditions. The increase in other non-interest income related to $237,000 of proceeds from a legal settlement in the second quarter of 2017.

Total non-interest expense decreased by $1.2 million, or 3.4 percent, to $35.0 million for the nine months ended September 30, 2017 from $36.2 million for the nine months ended September 30, 2016. Salaries and benefits decreased by $1.0 million, or 5.5 percent, to $17.9 million for the nine months ended September 30, 2017 from $18.9 million for the nine months ended September 30, 2016, primarily related to a reduction in workforce over the last 12 months. Advertising expense decreased by $860,000, or 69.6 percent, to $375,000 for the nine months ended September 30, 2017 from $1.2 million for the nine months ended September 30, 2016, partly related to advertising efforts with the opening of several de novo branches throughout 2016. Data processing expense decreased by $219,000, or 9.7 percent, to $2.0 million for the nine months ended September 30, 2017 from $2.2 million for the nine months ended September 30, 2016, primarily related to cost efficiencies achieved with the conversion to a new core system. Regulatory assessment expense decreased by $129,000, or 11.3 percent, to $1.0 million for the nine months ended September 30, 2017 from $1.1 million for the nine months ended September 30, 2016, primarily related to lower FDIC rates. Professional fee expense increased by $870,000, or 63.6 percent, to $2.2 million for the nine months ended September 30, 2017 from $1.3 million for the nine months ended  September 30, 2016, primarily related to counsel fees and litigation expenses awarded to the plaintiff's class counsel of $1.0 million in the matter of Kube v. Pamrapo Bancorp, Inc. et al. Other non-interest expense consisted of occupancy and equipment, director fees, regulatory assessments, other real estate owned (net), and other fees/expenses.
Income tax provision increased by $2.1 million, or 58.3 percent, to $5.8 million for the nine months ended September 30, 2017 from $3.7 million for the nine months ended September 30, 2016. The increase in income tax provision was a result of higher taxable income during the nine months ended September 30, 2017 as compared with the nine months ended September 30, 2016. The consolidated effective tax rate for the nine months ended September 30, 2017 was 40.0 percent compared to 39.7 percent for the nine months ended September 30, 2016.
 Financial Condition
Total assets increased by $163.5 million, or 9.6 percent, to $1.872 billion at September 30, 2017 from $1.708 billion at December 31, 2016. The increase in total assets occurred primarily as a result of an increase in loans receivable of $134.1 million, an increase in cash and cash equivalents of $32.6 million, and an increase in securities available for sale of $5.3 million. Management is concentrating on maintaining adequate liquidity in anticipation of funding loans in the loan pipeline as well as seeking opportunities to purchase securities in the secondary market that provide competitive returns in a risk-mitigated environment. It is our intention to grow our assets at a measured pace consistent with our capital levels and as business opportunities permit.
Loans receivable increased by $134.1 million, or 9.0 percent, to $1.619 billion at September 30, 2017 from $1.485 billion at December 31, 2016, and is consistent with the Company's growth strategy for 2017. The increase resulted primarily from increases of $114.4 million in commercial real estate and multi-family loans, $30.7 million in residential one-to-four family loans, and $1.2 million in home equity loans, partly offset by decreases in construction loans of $10.2 million, commercial business loans of $844,000, and consumer loans of $99,000. As of September 30, 2017, the allowance for loan losses was $18.4 million or 108.8 percent, of non-performing loans and 1.12 percent of gross loans.
Total cash and cash equivalents increased by $32.6 million, or 50.1 percent, to $97.6 million at September 30, 2017 from $65.0 million at December 31, 2016 primarily due to the Company's capital raise in the third quarter and the Company's strategy to increase our deposit base including the success of our 17-month promotional CD product in the first quarter of 2017.
Securities available for sale increased by $5.3 million, or 5.6 percent, to $100.1 million at September 30, 2017 from $94.8 million at December 31, 2016, as the Company deployed excess cash to improve returns on earning assets and liquidity.
Deposit liabilities increased by $153.9 million, or 11.1 percent, to $1.546 billion at September 30, 2017 from $1.392 billion at December 31, 2016. The increase resulted primarily from increases of $102.9 million in certificates of deposit, $19.9 million in NOW deposit accounts, and $10.7 million in non-interest bearing deposit accounts, $17.1 million in money market checking accounts and $1.2 million in savings and club accounts. In addition to organic deposit growth resulting from the opening of seven additional branches in 2016, the Company has also added listing service certificates of deposit and brokered certificates of deposit to fund loan growth, which totaled $36.9 million and $42.1 million, respectively, at September 30, 2017.

Long-term debt decreased by $17.0 million, or 11.0 percent, to $138.0 million at September 30, 2017 from $155.0 million at December 31, 2016, the net result of scheduled maturities of FHLB advances and the issuance of new FHLB advances. The purpose of these borrowings reflected the use of long-term Federal Home Loan Bank advances to augment deposits as the Company's funding source for originating loans and investing in investment securities. Short-term debt borrowings of $20.0 million at December 31, 2016 were repaid in 2017. The weighted average interest rate of borrowings was 1.71 percent at September 30, 2017.
Stockholders' equity increased by $46.5 million, or 35.5 percent, to $177.6 million at September 30, 2017 from $131.1 million at December 31, 2016. The increase in stockholders' equity was primarily attributable to proceeds received from the issuance of $42.8 million of common stock, proceeds received from the issuance of $9.5 million of series D 4.5 percent non-cumulative perpetual preferred stock, as well as an increase in retained earnings of $3.5 million for the nine months ended September 30, 2017, partly offset by the redemption of $11.7 million of series A and B 6 percent noncumulative perpetual preferred stock that occurred in the first quarter of 2017. The Company accrued a dividend payable for the third quarter on our outstanding preferred stock of $166,000 which will be paid in the fourth quarter.

BCB BANCORP INC., AND SUBSIDIARIES
	Financial condition data by quarter
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016

		(In thousands)
Total assets	$ 1,871,740	$ 1,815,843	$ 1,805,332	$ 1,708,208	$1,678,936	$ 1,738,343
Cash and cash equivalents	97,618	75,047	114,422	65,038	137,707	235,774
Securities available for sale	100,077	105,803	106,183	94,765	52,907	18,365
Loans receivable, net	1,619,245	1,577,181	1,528,756	1,485,159	1,431,211	1,424,891
Deposits	1,546,148	1,496,260	1,513,844	1,392,205	1,380,385	1,394,305
Borrowings	138,000	174,000	155,000	175,000	155,000	200,000
Stockholders' equity	177,568	132,781	127,011	131,081	132,299	132,306

	Operating data by quarter
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016

		(In thousands, except for per share amounts)
Net interest income	$ 15,574	$ 15,063	$ 14,605	$ 14,402	$ 13,597	$ 13,363
Provision for loan losses	511	776	498	102	(301)	37
Non-interest income	1,633	2,022	2,313	1,433	1,530	1,506
Non-interest expense	11,299	12,148	11,562	11,649	12,343	12,166
Income tax expense	2,180	1,648	1,945	1,611	1,171	1,085
Net income	$ 3,217	$ 2,513	$ 2,913	$ 2,473	$ 1,914	$ 1,581
Net income per share:	$ 0.25	$ 0.21	$ 0.25	$ 0.20	$ 0.15	$ 0.12
Common Dividends declared per share	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14

	Financial Ratios
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Return on average assets	0.70%	0.56%	0.68%	0.60%	0.44%	0.36%
Return on average stockholder's equity	9.17%	7.90%	9.48%	7.64%	5.84%	4.80%
Net interest margin	3.50%	3.45%	3.43%	3.48%	3.22%	3.19%
Stockholder's equity to total assets	9.49%	7.31%	7.04%	7.67%	7.88%	7.61%

	Asset Quality Ratios
		(In thousands, except for per share amounts)
	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Non-Accrual Loans	$ 16,958	$ 15,456	$ 16,987	$ 15,652	$ 19,345	$ 21,067
Non-Accrual Loans as a % of Total Loans	1.03%	0.97%	1.10%	1.04%	1.33%	1.45%
ALLL as % of Non-Accrual Loans	108.79%	116.23%	103.17%	109.95%	90.93%	87.05%
Impaired Loans	40,992	43,326	45,830	45,419	48,547	49,349

BCB Community Bank presently operates 22 branches in Bayonne, Carteret, Colonia, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lodi, Lyndhurst, Monroe Township, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and two branches in Staten Island, New York.
Contact
Thomas Keating, Senior Vice President and Chief Financial Officer – 201.823.0700
or
 Thomas Coughlin, President and Chief Executive Officer – 201.823.0700
Forward-looking Statements and Associated Risk Factors
This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.
Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.
There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BCB BANCORP INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(In Thousands, Except Share and Per Share Data, Unaudited)
	September 30,	December 31,
	2017	2016

ASSETS
Cash and amounts due from depository institutions	$15,035	$12,121
Interest-earning deposits	82,583	52,917
Total cash and cash equivalents	97,618	65,038

Interest-earning time deposits	980	980
Securities available for sale	100,077	94,765
Loans held for sale	2,484	4,153
Loans receivable, net of allowance for loan losses
of $18,449 and $17,209 respectively	1,619,245	1,485,159
Federal Home Loan Bank of New York stock, at cost	8,096	9,306
Premises and equipment, net	19,259	19,382
Accrued interest receivable	5,808	5,573
Other real estate owned	1,410	3,525
Deferred income taxes	6,481	9,953
Other assets	10,282	10,374
Total Assets	$1,871,740	$1,708,208

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$169,222	$158,523
Interest bearing deposits	1,376,926	1,233,682
Total deposits	1,546,148	1,392,205
Short-term debt	-	20,000
Long-term debt	138,000	155,000
Subordinated debentures	4,124	4,124
Other liabilities and accrued interest payable	5,900	5,798
Total Liabilities	1,694,172	1,577,127

STOCKHOLDERS' EQUITY
Preferred stock: $0.01 par value, 10,000,000 shares authorized, issued and outstanding 1,342 shares of series C 6% and series D 4.5% noncumulative perpetual preferred stock (liquidation value $10,000 per share) at September 30, 2017 and 1,560 shares
of series A, B, C 6% noncumulative preferred stock at December 31, 2016	-	-
Additional paid-in capital preferred stock	13,241	15,464
Common stock; no par value; 20,000,000 shares authorized, issued 17,562,454 and 13,797,088 at September 30, 2017 and December 31, 2016, respectively, outstanding 15,031,691 shares and
11,267,225 shares, respectively	-	-
Additional paid-in capital common stock	164,010	120,417
Retained earnings	31,613	28,159
Accumulated other comprehensive income (loss)	(2,180)	(3,856)
Treasury stock, at cost, 2,530,763 and 2,529,863 shares, respectively, at September 30, 2017 and December 31, 2016	(29,116)	(29,103)
Total Stockholders' Equity	177,568	131,081

Total Liabilities and Stockholders' Equity	$1,871,740	$1,708,208

BCB BANCORP INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, except for per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Interest income:
Loans, including fees	$18,399	$17,191	$53,967	$51,947
Mortgage-backed securities	581	167	1,712	291
Municipal bonds and other debt	113	-	377	-
FHLB stock and other interest earning assets	313	373	874	1,005
Total interest income	19,406	17,731	56,930	53,243

Interest expense:
Deposits:
Demand	700	585	2,050	1,417
Savings and club	100	99	299	281
Certificates of deposit	2,284	2,077	6,437	6,237
	3,084	2,761	8,786	7,935
Borrowed money	748	1,373	2,902	4,650
Total interest expense	3,832	4,134	11,688	12,585

Net interest income	15,574	13,597	45,242	40,658
Provision (credit) for loan losses	511	(301)	1,785	(75)

Net interest income after provision for loan losses	15,063	13,898	43,457	40,733

Non-interest income:
Fees and service charges	749	873	2,383	2,320
Gain on sales of loans	540	718	1,611	2,671
Loss on bulk sale of impaired loans held in portfolio	-	(88)	-	(373)
Gain on sales of other real estate owned	222	-	1,570	-
Gain on sale of investment securities	97	-	97	-
Other	25	27	307	72
Total non-interest income	1,633	1,530	5,968	4,690

Non-interest expense:
Salaries and employee benefits	5,925	6,747	17,893	18,931
Occupancy and equipment	2,038	2,192	6,185	6,107
Data processing and service fees	703	358	2,034	2,253
Professional fees	491	457	2,237	1,367
Director fees	198	183	576	519
Regulatory assessments	318	429	1,010	1,139
Advertising and promotional	117	482	375	1,235
Other real estate owned, net	9	36	64	146
Other	1,500	1,459	4,635	4,549
Total non-interest expense	11,299	12,343	35,009	36,246

Income before income tax provision	5,397	3,085	14,416	9,177
Income tax provision	2,180	1,171	5,773	3,647

Net Income	$3,217	$1,914	$8,643	$5,530
Preferred stock dividends	166	234	449	702
Net Income available to common stockholders	$3,051	$1,680	$8,194	$4,828

Net Income per common share-basic and diluted
Basic	$0.25	$0.15	$0.71	$0.43
Diluted	$0.25	$0.15	$0.70	$0.43

Weighted average number of common shares outstanding
Basic	12,142	11,246	11,572	11,230
Diluted	12,226	11,258	11,664	11,236